UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 ______________________________________________________
FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): June 3, 2016

  ______________________________________________________
NATURAL RESOURCE PARTNERS L.P.
(Exact name of registrant as specified in its charter)
  ______________________________________________________

Delaware (State or other jurisdiction of incorporation or organization)	001-31465 (Commission File Number)	35-2164875 (I.R.S. Employer Identification No.)

1201 Louisiana St., Suite 3400 Houston, Texas (Address of principal executive offices)		77002 (Zip code)

Registrant’s telephone number, including area code: (713) 751-7507
 ______________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On June 3, 2016, NRP (Operating) LLC (“NRP Operating”), a wholly owned subsidiary of Natural Resource Partners L.P. (“NRP”), entered into an amendment (the “First Amendment”) to the Third Amended and Restated Credit Agreement, dated as of June 16, 2015, by and among NRP Operating, the lenders party thereto, Citibank, N.A. as Administrative Agent and Collateral Agent, Citigroup Global Markets Inc. and Wells Fargo Securities LLC as Joint Lead Arrangers and Joint Bookrunners, and Citibank, N.A., as Syndication Agent (as amended, the “Opco Credit Facility”). Under the First Amendment:

•	The maturity date of the Opco Credit Facility has been extended from October 1, 2017 to June 30, 2018;

•
The maximum leverage ratio of consolidated indebtedness to consolidated EBITDDA (as defined in the Opco Credit Facility) has been amended to remain at 4.0x for the remaining term of the Opco Credit Facility, including for the period ending June 30, 2016; and

•
The asset sale covenant was amended to allow asset sales of up to $300.0 million from and after the effective date of the First Amendment; provided, however, that 75% of the net cash proceeds of any such asset sales must be used to repay the Opco Credit Facility (without any corresponding commitment reduction) and/or NRP Operating’s senior notes.

On the effective date of the First Amendment, the total commitment under the Opco Credit Facility was reduced from $300.0 million to $260.0 million. In addition, NRP Operating and the lenders agreed to further reduce commitments under the Opco Credit Facility to (a) $210.0 million on December 31, 2016, (b) $180.0 million on June 30, 2017 and (c) $150.0 million on December 31, 2017. NRP Operating will have the right to delay any of these commitment reductions by up to 90 days each upon the agreement of the lenders holding 66.7% of the then-existing commitments. To the extent any such commitment reduction is extended under the terms of the Opco Credit Facility, NRP Operating’s ability to make distributions to NRP will be limited to amounts necessary for NRP to pay taxes and other general partnership expenses and make interest payments on its 9.125% Senior Notes due 2018.

Effective on the date of the First Amendment, indebtedness under the Opco Credit Facility bears interest, at NRP Operating’s option, at:

•	the higher of (i) the prime rate as announced by the agent bank; (ii) the federal funds rate plus 0.50%; or (iii) LIBOR plus 1%, in each case plus an applicable margin ranging from 2.50% to 3.50%; or

•	a rate equal to LIBOR plus an applicable margin ranging from 3.50% to 4.50%.

The commitment fee on the unused portion of the commitments under the Opco Credit Facility is 0.50%. As of June 3, 2016, NRP Operating had $260.0 million outstanding under the Opco Credit Facility.

A copy of the First Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. This description is a summary and is qualified in its entirety by the complete text of the First Amendment.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information under Item 1.01. “Entry into a Material Definitive Agreement” is incorporated into this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description
10.1
First Amendment dated as of June 3, 2016 to Third Amended and Restated Credit Agreement, dated as of June 16, 2015, by and among NRP (Operating) LLC, the lenders party thereto, Citibank, N.A. as Administrative Agent and Collateral Agent, Citigroup Global Markets Inc. and Wells Fargo Securities LLC as Joint Lead Arrangers and Joint Bookrunners, and Citibank, N.A., as Syndication Agent.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURAL RESOURCE PARTNERS L.P.

	By:	NRP (GP) LP
its General Partner

	By:	GP Natural Resource Partners LLC
its general partner

Date: June 7, 2016		/s/ Kathryn S. Wilson
Kathryn S. Wilson
Vice President and General Counsel

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